EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A2 of our report dated October 2, 2013, relating to the consolidated financial statements of SpacePath, Inc. as of July 31, 2013 and to all references to our firm included in this Registration Statement.

Certified Public Accountants
Denver, Colorado
February 4, 2014